Exhibit 4.2

Execution Version

NOTES COLLATERAL AGREEMENT

made by

US FOODS, INC.,
as the Issuer

and certain of its Subsidiaries,

in favor of

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Agent

Dated as of April 28, 2020

TABLE OF CONTENTS

Page

SECTION 1	DEFINED TERMS	3
1.1	Definitions.	3
1.2	Other Definitional Provisions	12

SECTION 2	[RESERVED.]	12

SECTION 3	GRANT OF SECURITY INTEREST	12
3.1	Grant	12
3.2	Pledged Collateral	13
3.3	Certain Exceptions	13
3.4	Intercreditor Relations	14

SECTION 4	REPRESENTATIONS AND WARRANTIES	15
4.1	[Reserved]	15
4.2	Representations and Warranties of Each Grantor	15
4.3	Representations and Warranties of Each Pledgor	18

SECTION 5	COVENANTS	19
5.1	Covenants of Each Grantor	19
5.2	Covenants of Each Pledgor	21

SECTION 6	REMEDIAL PROVISIONS	23
6.1	Certain Matters Relating to Accounts	23
6.2	Communications with Obligors; Grantors Remain Liable	24
6.3	Pledged Stock	25
6.4	Proceeds to be Turned Over to the Collateral Agent	26
6.5	Application of Proceeds	27
6.6	Code and Other Remedies	27
6.7	Registration Rights	28
6.8	Waiver; Deficiency	28

SECTION 7	THE COLLATERAL AGENT	29
7.1	Collateral Agent’s Appointment as Attorney-in-Fact, etc	29
7.2	Duty of Collateral Agent	30
7.3	Execution of Financing Statements	30
7.4	Authority of Collateral Agent	31
7.5	Right of Inspection	31

SECTION 8	[RESERVED]	31

SECTION 9	MISCELLANEOUS	31
9.1	Amendments in Writing	31
9.2	Notices	31
9.3	No Waiver by Course of Conduct; Cumulative Remedies	32
9.4	Enforcement Expenses; Indemnification	32
9.5	Successors and Assigns	32
9.6	[Reserved]	32
9.7	Counterparts	32

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9.8	Severability	33
9.9	Section Headings	33
9.10	Integration	33
9.11	GOVERNING LAW	33
9.12	Submission to Jurisdiction; Waivers	33
9.13	Acknowledgments	34
9.14	WAIVER OF JURY TRIAL	34
9.15	Additional Grantors	34
9.16	Releases.	34

SCHEDULES

1	Notice Addresses of Guarantors
2	Pledged Securities
3	Perfection Matters
4	Location of Jurisdiction of Organization
5	Intellectual Property
6	Contracts

ANNEXES

1	Assumption Agreement

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NOTES COLLATERAL AGREEMENT

NOTES COLLATERAL AGREEMENT, dated as of April 28, 2020 made by US FOODS, INC. (as further defined in subsection 1.1, the “Issuer”) and certain Subsidiaries of the Issuer that are or hereafter become party hereto in favor of WILMINGTON TRUST, NATIONAL ASSOCIATION (“Wilmington Trust”), as collateral agent under the Indenture (as defined below) (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Issuer, Wilmington Trust, as trustee (in such capacity, the “Trustee”), the Collateral Agent, and the other parties party thereto entered into the Indenture, dated as of April 28, 2020 (as it may be amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Indenture”), pursuant to which the Issuer issued its 6.250% senior secured notes due 2025 (together with any Additional Notes issued under the Indenture, collectively, the “Notes”);

WHEREAS, pursuant to that certain Amended and Restated Term Loan Credit Agreement, dated as of June 27, 2016 (as amended, amended and restated, waived, supplemented or otherwise modified from time to time, together with any agreement extending the maturity of, or restructuring, refunding, refinancing or increasing the Indebtedness under such agreement or successor agreements, the “Term Credit Agreement”), among the Issuer, the several banks and other financial institutions from time to time parties thereto (as further defined in the Term Credit Agreement, the “Term Loan Lenders”), Citicorp North America, Inc., as administrative agent (in its specific capacity as Administrative Agent for the Term Loan Lenders thereunder, the “Term Administrative Agent”) and collateral agent (in its specific capacity as Collateral Agent for the Term Loan Lenders thereunder, the “Term Collateral Agent”), and the other parties party thereto, the Term Loan Lenders have made extensions of credit to the Issuer upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to that certain Guarantee and Collateral Agreement, dated May 11, 2011 (as amended as of June 7, 2013, and as further amended, restated, amended and restated, waived, supplemented or otherwise modified from time to time, the “Term Guarantee and Collateral Agreement”), among the Issuer, certain of its subsidiaries, the Term Administrative Agent and the Term Collateral Agent, the Issuer and such subsidiaries have granted a Lien to the Term Collateral Agent for the benefit of the holders of the Term Obligations on the Collateral (as defined herein) subject to the terms of the Pari Passu Intercreditor Agreement and the ABL Intercreditor Agreement;

WHEREAS, pursuant to that certain Revolving Credit Agreement, dated August 27, 2012 (as amended, amended and restated, waived, supplemented or otherwise modified from time to time, together with any agreement extending the maturity of, or restructuring, refunding, refinancing or increasing the Indebtedness under such agreement or successor agreements, the “Revolving Credit Facility”), among RS Funding Inc., the Issuer, certain of its subsidiaries (together with the Issuer, collectively, the “Revolving Borrowers”), the several banks and other financial institutions from time to time parties thereto (as further defined in the Revolving Credit Facility, the “Revolving Lenders”), Wells Fargo Bank, National Association, as administrative agent (in its specific capacity as administrative agent for the Revolving Lenders thereunder, the “Revolving Administrative Agent”), collateral agent (in its specific capacity as Collateral Agent for the Revolving Lenders thereunder, the “Revolving Collateral Agent”) and Issuing Lender, and the other parties party thereto, the Revolving Lenders have severally agreed to make extensions of credit to the Revolving Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to the Revolving Credit Facility, the Issuer and such subsidiaries have granted a Lien to the Revolving Collateral Agent for the benefit of the holders of the Revolving Obligations on the ABS Collateral;

WHEREAS, pursuant to that certain ABL Credit Agreement, dated May 31, 2019 (as amended, amended and restated, waived, supplemented or otherwise modified from time to time, together with any agreement extending the maturity of, or restructuring, refunding, refinancing or increasing the Indebtedness under such agreement or successor agreements, the “ABL Credit Agreement”), among the Issuer, certain of its subsidiaries (together with the Issuer, collectively, the “ABL Borrowers”), the several banks and other financial institutions from time to time parties thereto (as further defined in the ABL Credit Agreement, the “ABL Lenders”), Wells Fargo Bank, National Association, as administrative agent (in its specific capacity as administrative agent, the “ABL Administrative Agent”) and collateral agent (in its specific capacity as Collateral Agent, the “ABL Collateral Agent”) for the ABL Lenders thereunder, and the other parties party thereto, the ABL Lenders have severally agreed to make extensions of credit to the ABL Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to the ABL Intercreditor Agreement (as defined herein) and that certain ABL Guarantee and Collateral Agreement, dated as of May 31, 2019 (as amended, amended and restated, waived, supplemented or otherwise modified from time to time, the “ABL Guarantee and Collateral Agreement”), among the ABL Borrowers, certain of their subsidiaries, the ABL Administrative Agent and the ABL Collateral Agent, the ABL Borrowers and such subsidiaries have granted a first priority Lien to the ABL Collateral Agent for the benefit of the holders of ABL Obligations (as defined herein) on the ABL Priority Collateral  and a second priority Lien for the benefit of the holders of the ABL Obligations on the Cash Flow Facilities Priority Collateral (as defined herein);

WHEREAS, the ABL Collateral Agent, the Revolving Collateral Agent and the Issuer are also party to a Second Amended and Restated Intercreditor Agreement, dated August 27, 2012 (as amended, amended and restated, waived, supplemented or otherwise modified from time to time (subject to subsection 9.1 hereof), the “ABS-ABL Intercreditor Agreement”);

WHEREAS, the Issuer is a member of an affiliated group of companies that includes the Issuer, the Issuer’s Domestic Subsidiaries that are party hereto and any other Domestic Subsidiary of the Issuer that becomes a party hereto from time to time after the date hereof;

WHEREAS, the Term Collateral Agent, the Term Administrative Agent, the ABL Collateral Agent and the ABL Administrative Agent have entered into an Intercreditor Agreement, acknowledged by the Issuer and the Grantors, dated May 31, 2019 (as amended, amended and restated, waived, supplemented or otherwise modified from time to time (subject to subsection 9.1 hereof), the “ABL Intercreditor Agreement”);

WHEREAS, the Issuer has executed and delivered an Additional Indebtedness Designation (as defined in the ABL Intercreditor Agreement), dated as of the Issue Date, designating the Indenture as an “Additional Credit Facility” under the ABL Intercreditor Agreement, and the Collateral Agent, the Term Administrative Agent, the Term Collateral Agent, the ABL Administrative Agent and the ABL Collateral Agent have entered into an Additional Indebtedness Joinder (as defined in the ABL Intercreditor Agreement) to the ABL Intercreditor Agreement;

WHEREAS, the Collateral Agent, the Trustee, the Term Collateral Agent and the Term Administrative Agent have entered into a Pari Passu Intercreditor Agreement, consented to by the Issuer and the

Grantors, dated as of April 28, 2020 (as amended, amended and restated, waived, supplemented or otherwise modified from time to time (subject to subsection 9.1 hereof), the “Pari Passu Intercreditor Agreement”);

WHEREAS, the Issuer and the other Grantors are engaged in related businesses, and each such Grantor will derive substantial benefit from the issuance of the Notes under the Indenture; and

WHEREAS, in consideration of the issuance of the Notes, each Grantor has agreed to secure such Grantor’s obligations under the Indenture, the Notes and the Subsidiary Guarantees, as set forth herein.

NOW, THEREFORE, in consideration of the premises and in consideration of the receipt of other valuable consideration (which receipt is hereby acknowledged), each Grantor hereby agrees with the Collateral Agent as follows:

SECTION 1          DEFINED TERMS

1.1          Definitions.

(a)          Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture, and the following terms that are defined in the Code (as in effect on the date hereof) are used herein as so defined:  Chattel Paper, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Farm Products, Fixtures, General Intangibles, Letter of Credit Rights, Money, Promissory Notes, Records, Securities, Securities Accounts, Security Entitlements, Supporting Obligations and Tangible Chattel Paper.

(b)          The following terms shall have the following meanings:

“ABL Accounts Collateral”:  all collateral consisting of the following:

(1)          the Concentration Account and all Designated Accounts Receivable;

(2)          to the extent involving or governing any of the items referred to in the preceding clause (1), all Documents, General Intangibles and Instruments (including, without limitation, Promissory Notes), provided that to the extent any of the foregoing also relates to Cash Flow Facilities Priority Collateral, only that portion related to the items referred to in the preceding clause (1) shall be included in the ABL Accounts Collateral;

(3)          to the extent evidencing or governing any of the items referred to in the preceding clauses (1) and (2), all Supporting Obligations; provided that to the extent any of the foregoing also relates to Cash Flow Facilities Priority Collateral, only that portion related to the items referred to in the preceding clauses (1) and (2) shall be included in the ABL Accounts Collateral;

(4)          all books and Records relating to the foregoing (including without limitation all books, databases, customer lists and Records, whether tangible or electronic, which contain any information relating to any of the foregoing); and

(5)          all collateral security and guarantees with respect to any of the foregoing and all cash, Money, instruments, Chattel Paper, insurance proceeds, investment property, securities and financial assets directly received as proceeds of any ABL Accounts Collateral (“ABL Accounts Proceeds”); provided, however, that no proceeds of ABL Accounts Proceeds will constitute ABL

Accounts Collateral unless such proceeds of ABL Accounts Proceeds would otherwise constitute ABL Accounts Collateral.

For the avoidance of doubt, under no circumstances shall Excluded Assets be ABL Accounts Collateral.

“ABL Administrative Agent”:  as defined in the recitals hereto.

“ABL Borrowers”:  as defined in the recitals hereto.

“ABL Collateral”:  the ABL Accounts Collateral and the ABL Priority Collateral.

“ABL Collateral Agent”:  as defined in the recitals hereto.

“ABL Credit Agreement”:  as defined in the recitals hereto.

“ABL Guarantee and Collateral Agreement”:  as defined in the recitals hereto.

“ABL Intercreditor Agreement”:  as defined in the recitals hereto.

“ABL Lenders”:  as defined in the recitals hereto.

“ABL Obligations”:  as defined in the ABL Intercreditor Agreement.

“ABL Priority Collateral”:  all Collateral consisting of the following:

(1)          all Inventory;

(2)          all Vehicles constituting Eligible Transportation Equipment;

(3)          to the extent involving or governing any of the items referred to in the preceding clauses (1) and (2), all Documents, General Intangibles and Instruments (including, without limitation, Promissory Notes), provided that to the extent any of the foregoing also relates to Cash Flow Facilities Priority Collateral, only that portion related to the items referred to in the preceding clauses (1) and (2) shall be included in the ABL Priority Collateral;

(4)          to the extent evidencing or governing any of the items referred to in the preceding clauses (1) through (3), all Supporting Obligations; provided that to the extent any of the foregoing also relates to Cash Flow Facilities Priority Collateral, only that portion related to the items referred to in the preceding clauses (1) through (3) shall be included in the ABL Priority Collateral;

(5)          all books and Records relating to the foregoing (including without limitation all books, databases, customer lists and Records, whether tangible or electronic, which contain any information relating to any of the foregoing); and

(6)          all collateral security and guarantees with respect to any of the foregoing and all cash, Money, instruments, Chattel Paper, insurance proceeds, investment property, securities and financial assets directly received as proceeds of any ABL Priority Collateral (“ABL Priority Proceeds”); provided, however, that no proceeds of ABL Priority Proceeds will constitute ABL Priority Collateral unless such proceeds of ABL Priority Proceeds would otherwise constitute ABL Priority Collateral.

For the avoidance of doubt, under no circumstances shall Excluded Assets be ABL Priority Collateral.

“ABS-ABL Intercreditor Agreement”: as defined in the recitals hereto.

“ABS Collateral”:  all property and assets that are pledged under any ABS Document or any document delivered pursuant thereto, provided that “ABS Collateral” shall include property and assets pledged under any ABS Document after any amendment to the same only to the extent such property and assets are, or are of the same general type as, property and assets pledged on the Issue Date.

“ABS Documents”:  as defined in the ABS-ABL Intercreditor Agreement.

“Accounts”:  all accounts (as defined in the Code) of each Grantor, whether now existing or existing in the future, including, without limitation, (a) all accounts receivable of such Grantor (whether or not specifically listed on schedules furnished to the Collateral Agent), including all accounts created by or arising from all of such Grantor’s sales of goods or rendition of services made under any of its trade names, or through any of its divisions, (b) all unpaid rights of such Grantor (including rescission, replevin, reclamation and stopping in transit) relating to the foregoing or arising therefrom, (c) all rights to any goods represented by any of the foregoing, including returned or repossessed goods, (d) all reserves and credit balances held by such Grantor with respect to any such accounts receivable of any obligors, (e) all letters of credit, guarantees or collateral for any of the foregoing and (f) all insurance policies or rights relating to any of the foregoing, but in any event excluding all Accounts that have been sold or otherwise transferred (and not transferred back to a Grantor) in connection with a Special Purpose Financing.

“Accounts Receivable”:  any right to payment for goods sold or leased or for services rendered, which is not evidenced by an instrument (as defined in the Code) or Chattel Paper.

“Additional Agent”:  each Person that is an “Additional Agent” as defined in the ABL Intercreditor Agreement or an “Additional Collateral Agent” as defined in the Pari Passu Intercreditor Agreement.

“Additional Collateral Documents”:  all security agreements, mortgages, deeds of trust, pledges and other collateral documents which are “Additional Collateral Documents” as defined in the ABL Intercreditor Agreement or “Additional Agreements” as defined in the Pari Passu Intercreditor Agreement.

“Additional Obligations”:  all obligations which are “Additional Obligations” as defined in the ABL Intercreditor Agreement or “Additional Obligations” as defined in the Pari Passu Intercreditor Agreement.

 “Agreement”:  this Notes Collateral Agreement, as the same may be amended, restated, supplemented, waived or otherwise modified from time to time.

“Applicable Collateral Agent”:  as defined in the Pari Passu Intercreditor Agreement.

“Applicable Law”:  as defined in subsection 9.8 hereto.

“Asset Sales Proceeds Account”:  shall mean one or more Deposit Accounts or Securities Accounts holding only the proceeds of any sale or disposition of any Cash Flow Facilities Priority Collateral and the proceeds or investment thereof.

“Cash Flow Facilities Priority Collateral”:  all Security Collateral other than ABL Collateral and all collateral security and guarantees with respect to any Cash Flow Facilities Priority Collateral and all

cash, Money, instruments, securities and financial assets directly received as proceeds of any Cash Flow Facilities Priority Collateral; provided, however, no proceeds of proceeds will constitute Cash Flow Facilities Priority Collateral unless such proceeds of proceeds would otherwise constitute Cash Flow Facilities Priority Collateral or are credited to the Asset Sales Proceeds Account.  For the avoidance of doubt, under no circumstances shall Excluded Assets be Cash Flow Facilities Priority Collateral.

“CMBS Loan Collateral”: means: (a) all property and assets that are pledged, or that are required to be pledged, or that it is contemplated may be pledged (including in any case at any time after the date hereof) under any CMBS Loan Document as in effect on the date hereof or any document delivered pursuant thereto, (b) all property and assets of the same general type as any of the assets or property described in the foregoing clause (a) and (c) any related assets, in each case to the extent pledged from time to time under any CMBS Loan Document or any document delivered pursuant thereto.

“CMBS Loan Documents”: means the Loan and Security Agreement (Fixed Rate), dated as of July 3, 2007, by and among USF Propco I, LLC, as borrower, and German American Capital Corporation, Goldman Sachs Mortgage Company, JPMorgan Chase Bank, N.A., Citigroup Global Capital Markets Realty Corp., Morgan Stanley Mortgage Capital Holdings LLC and Greenwich Capital Financial Products, Inc., as lender, as amended by that certain Loan Affirmation, Substitution and Modification Agreement, dated as of May 15, 2014, by and among USF Propco I, LLC, as borrower, US Foods, Inc., as guarantor, and Wells Fargo Bank, N.A., as trustee for the registered holders of Comm 2007-C9 commercial mortgage pass-through certificates and that certain Omnibus Amendment to Loan Documents and Loan Affirmation Agreement, dated as of February 27, 2015, by and among USF Propco I, LLC, as borrower, US Foods, Inc., as guarantor, and Wells Fargo Bank, N.A., as trustee for the registered holders of Comm 2007-C9 commercial mortgage pass-through certificates, and as the same may be further amended, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agents, trustees, lenders or other parties thereto or other agents, trustees, lenders or parties or otherwise, and whether provided under the original agreements, instruments and documents or other agreements, instruments, documents or otherwise) except to the extent such agreement, instrument or document expressly provides that it is not intended to be and is not a CMBS Loan Document hereunder.

 “Code”:  the Uniform Commercial Code as from time to time in effect in the State of New York.

“Collateral”:  as defined in Section 3.

“Collateral Account Bank”:  the Collateral Agent, an Affiliate thereof or another bank which at all times is a Secured Party as selected by the relevant Grantor.

“Collateral Agent”:  as defined in the preamble hereto.

“Collateral Proceeds Account”:  shall mean a non-interest bearing cash collateral account established and maintained by the relevant Grantor at an office of the Collateral Account Bank in the name, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Parties.

“Concentration Account”:  as defined in the ABL Credit Agreement as in effect as of the date hereof.

“Contracts”:  with respect to any Grantor, all contracts, agreements, instruments and indentures in any form and portions thereof (except for contracts listed on Schedule 6 hereto), to which such Grantor is a party or under which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented, waived or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder.

“Copyright Licenses”:  with respect to any Grantor, all United States written license agreements of such Grantor providing for the grant by or to such Grantor of any right under any United States copyright of such Grantor, other than agreements with any Person who is an Affiliate or a Subsidiary of the Issuer or such Grantor, including, without limitation, any license agreements listed on Schedule 5 hereto, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

“Copyrights”:  with respect to any Grantor, all of such Grantor’s right, title and interest in and to all United States copyrights, whether or not the underlying works of authorship have been published or registered, all United States copyright registrations and copyright applications, including, without limitation, any copyright registrations and copyright applications listed on Schedule 5 hereto, and (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof and (iii) the right to sue or otherwise recover for past, present and future infringements and misappropriations thereof.

 “Designated Accounts Receivable”:  has the meaning specified in the ABL Guarantee and Collateral Agreement.

“Eligible Transportation Equipment”:  as defined in the ABL Credit Agreement.

“Excluded Assets”:  as defined in subsection 3.3.

“Filings”:  as defined in subsection 4.2.2 hereof.

“Financing Statements”: as defined in subsection 4.3.3(b) hereof.

“Foreign Intellectual Property”:  all non-U.S. Intellectual Property.

“General Fund Account”:  the general fund account of the relevant Grantor established at the same office of the Collateral Account Bank as the Collateral Proceeds Account.

“Governmental Authority”:  any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the European Union.

 “Grantor”:  the Issuer, the Issuer’s Domestic Subsidiaries that are party hereto and any other Subsidiary of the Issuer that from time to time is a party hereto.

“Guarantor Obligations”:  with respect to any Guarantor, the collective reference to (i) the Subsidiary Guaranteed Obligations of such Guarantor and (ii) all obligations and liabilities of such Guarantor that may arise under or in connection with this Agreement or any other Note Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Collateral Agent or to the Trustee that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Note Document).

“Guarantors”:  the collective reference to each Grantor that guarantees the Obligations in respect of the Notes pursuant to Article XIII of the Indenture.

 “Indenture”:  has the meaning provided in the recitals hereto.

“Instruments”:  has the meaning specified in Article 9 of the Code, but excluding the Pledged Securities.

“Intellectual Property”:  with respect to any Grantor, the collective reference to such Grantor’s Copyrights, Copyright Licenses, Patents, Patent Licenses, Trade Secrets, Trademarks and Trademark Licenses.

“Intercompany Note”:  with respect to any Grantor, any promissory note in a principal amount in excess of $3,000,000 evidencing loans made by such Grantor to the Issuer or any of its Subsidiaries.

“Intercreditor Agreements”:  the collective reference to the ABL Intercreditor Agreement and the Pari Passu Intercreditor Agreement.

“Inventory”:  with respect to any Grantor, all inventory (as defined in the Code) of such Grantor, including, without limitation, all Inventory (as defined in the Indenture) of such Grantor.

“Investment Property”:  the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the Uniform Commercial Code in effect in the State of New York on the date hereof (other than any Capital Stock of any Foreign Subsidiary in excess of 65% of any series of such stock and other than any Capital Stock excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Securities.

“Issuer”:  US Foods, Inc. and any successor of US Foods, Inc. pursuant to subsection 9.5.

“Issuer Obligations”:  the collective reference to:  all Obligations (as defined in the Indenture) in respect of the Notes and liabilities of the Issuer in respect of the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Notes and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Issuer, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes, and all other obligations and liabilities of the Issuer to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, in each case which may arise under, out of, or in connection with, the Indenture, the Notes, the other Note Documents, or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees, expenses and disbursements of counsel to the Collateral Agent or any other Secured Party that are required to be paid by the Issuer pursuant to the terms of the Indenture or any other Note Document).

“Material Adverse Effect”:  a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Issuer and its Subsidiaries taken as a whole or (b) the validity or enforceability as to any Grantor party to this Agreement or any of the other Note Documents or the rights or remedies of the Trustee, the Collateral Agent and the Holders under the Note Documents, in each case taken as a whole.

“Notes” shall have the meaning set forth in the preamble hereto.

“Obligations”:  (i) in the case of the Issuer, its Issuer Obligations and (ii) in the case of each Guarantor, its Guarantor Obligations.

“Ordinary Course Transferees”:  as defined in subsection 4.2.2 hereof.

“Pari Passu Intercreditor Agreement”:  as defined in the recitals hereto.

“Patent Licenses”:  with respect to any Grantor, all United States written license agreements of such Grantor providing for the grant by or to such Grantor of any right under any United States patent, patent application, or patentable invention other than agreements with any Person who is an Affiliate or a Subsidiary of the Issuer or such Grantor (if not the Issuer), including, without limitation, the license agreements listed on Schedule 5 hereto, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

“Patents”:  with respect to any Grantor, all of such Grantor’s right, title and interest in and to all United States patents, patent applications and patentable inventions and all reissues and extensions thereof, including, without limitation, all patents and patent applications identified in Schedule 5 hereto, and including, without limitation, (i) all inventions and improvements described and claimed therein, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights corresponding thereto in the United States and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto.

“Pledged Collateral”:  as to any Pledgor, the Pledged Securities now owned or at any time hereafter acquired by such Pledgor, and any Proceeds thereof.

“Pledged Notes”:  with respect to any Pledgor, all Intercompany Notes at any time issued to, or held or owned by, such Pledgor.

“Pledged Securities”:  the collective reference to the Pledged Notes and the Pledged Stock.

“Pledged Stock Issuers”:  the collective reference to the Persons identified on Schedule 2 as the issuers of Pledged Stock, together with any successors to such companies and the issuers of any Pledged Stock created or acquired after the date hereof.

“Pledged Stock”:  with respect to any Pledgor, the shares of Capital Stock listed on Schedule 2 as held by such Pledgor, together with any other shares of Capital Stock created or acquired by such Pledgor after the date hereof (excluding any Capital Stock constituting Excluded Assets), as well as any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Pledged Stock Issuer that may be issued or granted to, or held by, such Pledgor while this Agreement is in effect (provided that in no event shall there be pledged, nor shall any Pledgor be required to pledge, directly or indirectly, (i) more than 65% of any series of the outstanding Capital Stock of any Foreign Subsidiary, (ii) any of the Capital Stock of a Subsidiary of a Foreign Subsidiary and (iii) de minimis shares of a Foreign Subsidiary held by any Pledgor as a nominee or in a similar capacity).

“Pledgor”:  the Issuer (with respect to Pledged Stock of the entities listed on Schedule 2 hereto and all other Pledged Collateral of the Issuer) and each other Grantor (with respect to Pledged Securities held by such Grantor and all other Pledged Collateral of such Grantor).

“Proceeds”:  all “proceeds” as such term is defined in Section 9-102(a)(64) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, Proceeds of Pledged Securities shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

“Restrictive Agreements”:  as defined in subsection 3.3(a).

“Requirement of Law”: as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, statute, ordinance, code, decree, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property or to which such Person or any of its material property is subject, including laws, ordinances and regulations pertaining to zoning, occupancy and subdivision of real properties; provided that the foregoing shall not apply to any non-binding recommendation of any Governmental Authority.

“Revolving Administrative Agent”:  as defined in the recitals hereto.

“Revolving Borrowers”:  as defined in the recitals hereto.

“Revolving Collateral Agent”:  as defined in the recitals hereto.

“Revolving Credit Agreement”:  as defined in the recitals hereto.

“Revolving Lenders”:  as defined in the recitals hereto.

“Revolving Obligations”:  as defined in the ABS-ABL Intercreditor Agreement.

“Secured Parties”:  the collective reference to (i) the Collateral Agent, (ii) the Trustee, (iii) the Holders, and (iv) their respective successors and assigns and their permitted transferees and endorsees.

“Secured Party Representative”:  as defined in the ABL Intercreditor Agreement.

“Security Collateral”:  with respect to any Grantor, means, collectively, the Collateral (if any) and the Pledged Collateral (if any) of such Grantor.

“Specified Asset”:  as defined in subsection 4.2.2 hereof.

“Term Administrative Agent”:  as defined in the recitals hereto.

“Term Collateral Agent”:  as defined in the recitals hereto.

“Term Credit Agreement”:  as defined in the recitals hereto.

“Term Guarantee and Collateral Agreement”:  as defined in the recitals hereto.

“Term Loan Lenders”:  as defined in the recitals hereto.

“Term Loan Secured Parties”: as defined in the Term Guarantee and Collateral Agreement.

“Term Obligations”:  all obligations which are “Term Obligations” as defined in the ABL Intercreditor Agreement or “Term Loan Obligations” as defined in the Pari Passu Intercreditor Agreement.

“Trade Secret Licenses”:  with respect to any Grantor, all United States written license agreements of such Grantor providing for the grant by or to such Grantor of any right under any trade secrets, including, without limitation, know how, processes, formulae, compositions, designs, and confidential business and technical information, and all rights of any kind whatsoever accruing thereunder or pertaining thereto, other than agreements with any Person who is an Affiliate or a Subsidiary of the Issuer or such Grantor (if not the Issuer), subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

“Trade Secrets”:  with respect to any Grantor, all of such Grantor’s right, title and interest in and to all United States trade secrets, including, without limitation, know-how, processes, formulae, compositions, designs, and confidential business and technical information, and all rights of any kind whatsoever accruing thereunder or pertaining thereto, including, without limitation, (i) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, payments under all licenses, non-disclosure agreements and memoranda of understanding entered into in connection therewith, and damages and payments for past or future misappropriations thereof, and (ii) the right to sue or otherwise recover for past, present or future misappropriations thereof.

“Trademark Licenses”:  with respect to any Grantor, all written United States license agreements of such Grantor providing for the grant by or to such Grantor of any right under any United States trademarks, service marks, trade names, trade dress or other indicia of trade origin or business identifiers with any other Person who is not an Affiliate or a Subsidiary of the Issuer or such Grantor (if not the Issuer), including, without limitation, the license agreements listed on Schedule 5 hereto, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

“Trademarks”:  with respect to any Grantor, all of such Grantor’s right, title and interest in and to all United States trademarks, service marks, trade names, trade dress or other indicia of trade origin or business identifiers, trademark and service mark registrations, and applications for trademark or service mark registrations (except for “intent to use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of said Act has been filed), and any renewals thereof, including, without limitation, each registration and application identified in Schedule 5 hereto, and including, without limitation, (i) the right to sue or otherwise recover for any and all past, present and future infringements or dilutions thereof, (ii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (iii) all other rights corresponding thereto in the United States and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto in the United States, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark, service mark, trade name, trade dress or other indicia of trade origin or business identifiers.

“Trustee” shall have the meaning set forth in the recitals hereto.

“Vehicles”:  all vehicles consisting of refrigerated straight trucks, tractor trucks, refrigerated van trailers, other trucks and trailers with refrigeration units, and other vans, trucks, tractors and trailers.

“Wilmington Trust” shall have the meaning set forth in the preamble hereto.

1.2          Other Definitional Provisions.

(a)          The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Annex references are to this Agreement unless otherwise specified.

(b)          The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)       Where the context requires, terms relating to the Collateral, Pledged Collateral or Security Collateral, or any part thereof, when used in relation to a Grantor shall refer to such Grantor’s Collateral, Pledged Collateral or Security Collateral or the relevant part thereof.

(d)          All references in this Agreement to any of the property described in the definition of the term “Collateral” or “Pledged Collateral,” or to any Proceeds thereof, shall be deemed to be references thereto only to the extent the same constitute Collateral or Pledged Collateral, respectively.

(e)          The rules of construction and other interpretive provisions specified in the Indenture shall apply to this Agreement mutatis mutandis.

SECTION 2          [Reserved.]

SECTION 3          GRANT OF SECURITY INTEREST

 3.1          Grant.  Each Grantor hereby grants, subject to existing licenses to use the Copyrights, Patents, Trademarks and Trade Secrets granted by such Grantor in the ordinary course of business, to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of the Collateral of such Grantor, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of such Grantor, except as provided in subsection 3.3.  The term “Collateral,” as to any Grantor, means the following property (wherever located) now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, except as provided in subsection 3.3:

(a)          all Accounts Receivable;

(b)          all Chattel Paper;

(c)          all Contracts;

(d)          all Documents;

(e)          all Equipment (including, without limitation, the Eligible Transportation Equipment);

(f)          all Fixtures,

(g)          all General Intangibles;

(h)          all Instruments;

(i)          all Intellectual Property;

(j)          all Inventory;

(k)          all Investment Property;

(l)          all books and records pertaining to any of the foregoing;

(m)          the Collateral Proceeds Account; and

(n)          to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that, in the case of each Grantor, Collateral shall not include any Pledged Collateral, or any property or assets specifically excluded from Pledged Collateral (including any Capital Stock of any Foreign Subsidiary in excess of 65% of any series of such stock).

3.2          Pledged Collateral.  Each Grantor that is a Pledgor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of the Pledged Collateral of such Pledgor now owned or at any time hereafter acquired by such Pledgor, and any Proceeds thereof, as collateral security for the prompt and complete performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of such Pledgor, except as provided in subsection 3.3.

 3.3          Certain Exceptions.  No security interest is or will be granted pursuant hereto in any right, title or interest of any Grantor under or in (collectively, the “Excluded Assets”):

(a)          any Instruments, Contracts, Chattel Paper, General Intangibles, Copyright Licenses, Patent Licenses, Trademark Licenses, Trade Secret Licenses or other contracts or agreements with or issued by Persons other than the Issuer, a Restricted Subsidiary of the Issuer or an Affiliate thereof (collectively, “Restrictive Agreements”) that would otherwise be included in the Security Collateral (and such Restrictive Agreements shall not be deemed to constitute a part of the Security Collateral) for so long as, and to the extent that, the granting of such a security interest pursuant hereto would result in a breach, default or termination of such Restrictive Agreements (in each case, except to the extent that, pursuant to the Code or other applicable law, the granting of security interests therein can be made without resulting in a breach, default or termination of such Restrictive Agreements);

(b)          any Equipment or other property that would otherwise be included in the Security Collateral (and such Equipment or other property shall not be deemed to constitute a part of the Security Collateral) if such Equipment or other property is subject to a Lien described in (x) clause (j) or clause (d) (with respect to a Lien described in clause (j)) of the definition of “Permitted Liens” in the ABL Credit Agreement (as in effect on the Issue Date and as amended, supplemented or otherwise modified from time to time thereafter in a manner not adverse to the Holders in any material respect) or (y) subsection 7.2(h) or 7.2(o) (with respect to a Lien described in subsection 7.2(h)) of the Term Credit Agreement (as in effect on the Issue Date and as amended, supplemented or otherwise modified from time to time thereafter in a manner not adverse to the Holders in any material respect);

(c)          any property that would otherwise be included in the Security Collateral (and such property shall not be deemed to constitute a part of the Security Collateral) if such property (x) has been sold or otherwise transferred in connection with (i) a Special Purpose Financing or (ii) an Exempt Sale and Leaseback Transaction, (y) constitutes the Proceeds or products of any property that has been sold or otherwise transferred pursuant to such Special Purpose Financing or Exempt Sale and Leaseback Transaction (other than any payments received by such Grantor in payment for the sale and transfer of such property in such Special Purpose Financing or Exempt Sale and Leaseback Transaction) or (z) is subject to any Liens securing Indebtedness incurred in compliance with subsection 7.1(b)(ix) of the Term Credit Agreement (as in effect on the Issue Date and as amended, supplemented or otherwise modified from time to time thereafter in a manner not adverse to the Holders in any material respect), or Liens permitted under subsection 7.2(k)(v) or 7.2(p)(xii) of the Term Credit Agreement (as in effect on the Issue Date and as amended, supplemented or otherwise modified from time to time thereafter in a manner not adverse to the Holders in any material respect);

(d)          Capital Stock which is specifically excluded from the definition of Pledged Stock by virtue of the proviso contained in the parenthetical to such definition;

(e)          any of the (i) ABS Collateral, (ii) CMBS Loan Collateral and (iii) and ABL Accounts Collateral;

(f)          Foreign Intellectual Property;

(g)          Vehicles which are not Eligible Transportation Equipment;

(h)          those assets over which the granting of security interests in such assets would be prohibited by contract permitted under the Term Credit Agreement, applicable law or regulation or the organizational documents of any non-wholly owned Subsidiary (including permitted liens, leases and licenses), or to the extent that such security interests would result in adverse tax or accounting consequences as reasonably determined by the Issuer; or

(i)          those assets as to which the Issuer, in writing delivered to the Collateral Agent, shall reasonably determine that the costs of obtaining such a security interest are excessive in relation to the value of the security interest to be afforded thereby; provided that such assets are not subject (or purported to be subject) to a Lien securing any ABL Obligations, Term Obligations or Additional Obligations.

Real property owned by the Grantors will not constitute Collateral.

3.4          Intercreditor Relations.  Notwithstanding anything herein to the contrary, it is the understanding of the parties that the Liens granted pursuant to subsections 3.1 and 3.2 herein shall (a) with respect to all Security Collateral other than Cash Flow Facilities Priority Collateral, prior to the Discharge of ABL Obligations (as defined in the ABL Intercreditor Agreement), be subject and subordinate to the Liens granted to the ABL Collateral Agent for the benefit of the holders of the ABL Obligations to secure the ABL Obligations pursuant to the relevant ABL Document (as defined in the ABL Intercreditor Agreement), (b) with respect to all Security Collateral, prior to the applicable Discharge of Additional Obligations (as defined in the ABL Intercreditor Agreement), be pari passu and equal in priority to (i) the Liens granted to any Additional Agent for the benefit of the holders of the applicable Additional Obligations to secure such Additional Obligations pursuant to the applicable Additional Collateral Documents and (c) with respect to all Security Collateral, prior to the Discharge of Term Loan Obligations (as defined in the Pari Passu Intercreditor Agreement), be pari passu and equal in priority to Liens granted to the Term Collateral Agent to secure the Term Loan Obligations pursuant to the Term Guarantee and Collateral Agreement.  The Collateral Agent acknowledges and agrees that the relative priority of such Liens granted to the Collateral Agent, the Term Collateral Agent and any Additional Agent, on the one hand, and the ABL Collateral Agent, on the other hand, may be determined solely pursuant to the ABL Intercreditor Agreement, and not by priority as a matter of law or otherwise.  The Collateral Agent acknowledges and agrees that the relative priority of such Liens granted to the Collateral Agent, the Term Collateral Agent, and any

Additional Agent, may be determined pursuant to the ABL Intercreditor Agreement and the Pari Passu Intercreditor Agreement, and not by priority as a matter of law or otherwise.  Notwithstanding anything herein to the contrary, the Liens and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the ABL Intercreditor Agreement and the Pari Passu Intercreditor Agreement.  In the event of any conflict between the terms of the ABL Intercreditor Agreement, the Pari Passu Intercreditor Agreement and this Agreement, the terms of the ABL Intercreditor Agreement shall govern and control as among the Collateral Agent, the Term Collateral Agent, the ABL Collateral Agent and any Additional Agent; provided that in the case of any conflict that relates to the rights and remedies of the Collateral Agent, the Term Collateral Agent and any Additional Agent (as among themselves), then the Pari Passu Intercreditor Agreement shall govern and control.  Notwithstanding any other provision hereof, prior to the Discharge of ABL Obligations (as defined in the ABL Intercreditor Agreement), Discharge of Term Obligations (as defined in the ABL Intercreditor Agreement), and Discharge of Additional Obligations (as defined in the ABL Intercreditor Agreement), any obligation hereunder to physically deliver to the Collateral Agent any Security Collateral shall be satisfied by causing such Security Collateral to be physically delivered to the Collateral Agent, the Term Collateral Agent, the ABL Collateral Agent, any Additional Agent or the Secured Party Representative, as applicable, acting as agent of the Collateral Agent, to be held in accordance with the ABL Intercreditor Agreement; it being understood, however, that any Security Collateral delivered to the Term Collateral Agent, the ABL Collateral Agent, any Additional Agent or the Secured Party Representative shall, to the extent separately agreed, by the Term Collateral Agent, ABL Collateral Agent, Additional Agent or the Secured Party Representative, as the case may be, be delivered by the Term Collateral Agent, the ABL Collateral Agent, any Additional Agent or the Secured Party Representative, as the case may be, to the Collateral Agent as bailee in accordance with the ABL Intercreditor Agreement.  Notwithstanding any other provision hereof, prior to the Discharge (as defined in the Pari Passu Intercreditor Agreement) of any Obligations (as defined in the Pari Passu Intercreditor Agreement), any obligation hereunder to physically deliver to the Collateral Agent any Security Collateral shall be satisfied by causing such Security Collateral to be physically delivered to the Applicable Collateral Agent, as applicable, acting as agent of the Collateral Agent, to be held in accordance with the Pari Passu Intercreditor Agreement.

SECTION 4          REPRESENTATIONS AND WARRANTIES

 4.1          [Reserved].

 4.2          Representations and Warranties of Each Grantor.  Each Grantor hereby represents and warrants to the Collateral Agent and each other Secured Party that, in each case, after giving effect to the Transactions:

4.2.1          Title; No Other Liens.  Except for the security interests granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on such Grantor’s Collateral by the Indenture (including, without limitation, Permitted Liens), such Grantor owns each item of such Grantor’s Collateral free and clear of any and all Liens.  Except as set forth on Schedule 3, no currently effective financing statement or other similar public notice with respect to any Lien on all or any part of such Grantor’s Collateral is on file or of record in any public office in the United States of America, any state, territory or dependency thereof or the District of Columbia, except such as have been filed in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Indenture (including, without limitation, Permitted Liens) or any other Note Document or for which termination statements will be delivered on the Issue Date.

4.2.2          Perfected Liens.

(a)          This Agreement is effective to create, as collateral security for the Obligations of such Grantor, valid and enforceable Liens on such Grantor’s Security Collateral in favor of the Collateral Agent for the benefit of the Secured Parties, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditor’s rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(b)          Except with regard to (i) Liens (if any) on Specified Assets and (ii) any rights reserved in favor of the United States government as required by law (if any), upon the completion of the Filings and the delivery to and continuing possession by the Collateral Agent, the Applicable Collateral Agent or the Secured Party Representative, acting as agent for the Collateral Agent for the purpose of perfection, in accordance with the Intercreditor Agreements, of all Instruments, Chattel Paper and Documents a security interest in which is perfected by possession, and the obtaining and maintenance of “control” (as described in the Code) by the Collateral Agent, the Applicable Collateral Agent or the Secured Party Representative, acting as agent for the Collateral Agent for purposes of perfection, in accordance with the Intercreditor Agreements (or their respective agents appointed for purposes of perfection), of the Collateral Proceeds Account and Electronic Chattel Paper, a security interest in which is perfected by “control,” the Liens created pursuant to this Agreement will constitute valid Liens on and (to the extent provided herein) perfected security interests in such Grantor’s Security Collateral in favor of the Collateral Agent for the benefit of the Secured Parties, and enforceable as such as against all other Persons other than Ordinary Course Transferees, except to the extent that the recording of an assignment or other transfer of title to the Collateral Agent, the Applicable Collateral Agent or the Secured Party Representative, as applicable, in accordance with the Intercreditor Agreements or the recording of other applicable documents in the United States Patent and Trademark Office or United States Copyright Office may be necessary for perfection or enforceability, and except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) or by an implied covenant of good faith and fair dealing.  As used in this subsection 4.2.2(b), the following terms shall have the following meanings:

“Filings”:  the filing or recording of (i) the Financing Statements as set forth in Schedule 3, (ii) this Agreement or a short form or notice thereof with respect to Intellectual Property as set forth in Schedule 3, and (iii) any filings after the Issue Date in any other jurisdiction as may be necessary under any Requirement of Law.

“Financing Statements”:  the financing statements, as of the Issue Date, for filing in the jurisdictions listed in Schedule 4.

“Ordinary Course Transferees”:  (i) with respect to goods only, buyers in the ordinary course of business and lessees in the ordinary course of business to the extent provided in Section 9-320(a) and 9-321 of the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction, (ii) with respect to general intangibles only, licensees in the ordinary course of business to the extent provided in Section 9-321 of the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction and (iii) any other Person who is entitled to take free of the Lien pursuant to the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

“Specified Assets”:  the following property and assets of such Grantor:

(1)          Patents, Patent Licenses, Trademarks and Trademark Licenses to the extent that (a) Liens thereon cannot be perfected by the filing of financing statements under the Uniform Commercial Code or by the filing and acceptance thereof in the United States Patent and Trademark Office or (b) such Patents, Patent Licenses, Trademarks and Trademark Licenses are not, individually or in the aggregate, material to the business of the Issuer and its Subsidiaries taken as a whole;

(2)          Copyrights and Copyright Licenses and Accounts or receivables arising therefrom to the extent that the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction is not applicable to the creation or perfection of Liens thereon or Liens thereon cannot be perfected by the filing and acceptance of this Agreement or short form thereof in the United States Copyright Office;

(3)          Collateral for which the perfection of Liens thereon requires filings in or other actions under the laws of jurisdictions outside of the United States of America, any State, territory or dependency thereof or the District of Columbia;

(4)          Contracts, Accounts or receivables subject to the Assignment of Claims Act;

(5)          goods included in Collateral received by any Person from any Grantor for “sale or return” within the meaning of Section 2-326 of the Uniform Commercial Code of the applicable jurisdiction, to the extent of claims of creditors of such Person;

(6)          Eligible Transportation Equipment;

(7)          Proceeds of Accounts, receivables or Inventory which do not themselves constitute Collateral or which have not yet been transferred to or deposited in the Collateral Proceeds Account (if any);

(8)          Fixtures; and

(9)          uncertificated securities (to the extent a security interest therein is not perfected by the filing of a financing statement).

4.2.3          Jurisdiction of Organization.  On the date hereof, such Grantor’s jurisdiction of organization is specified on Schedule 4.

4.2.4          Farm Products.  None of such Grantor’s Collateral constitutes, or is the Proceeds of, Farm Products.

4.2.5          Patents, Copyrights and Trademarks.  Schedule 5 lists all material Trademarks, material Copyrights and material Patents, in each case, registered in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and owned by such Grantor in its own name as of the date hereof, and all material Trademark Licenses, all material Copyright Licenses and all material Patent Licenses (including, without limitation, material Trademark Licenses for registered Trademarks, material Copyright Licenses for registered Copyrights and material Patent Licenses for registered Patents) owned by such Grantor in its own name as of the date hereof, in each case, that is solely United States Intellectual Property.

4.3          Representations and Warranties of Each Pledgor.  Each Pledgor hereby represents and warrants to the Collateral Agent and each other Secured Party that:

4.3.1          Except as provided in subsection 3.3, the shares of Pledged Stock pledged by such Pledgor hereunder constitute (i) in the case of shares of a Domestic Subsidiary, all the issued and outstanding shares of all classes of the Capital Stock of such Domestic Subsidiary owned by such Pledgor and (ii) in the case of any Pledged Stock constituting Capital Stock of any Foreign Subsidiary, such percentage (not more than 65%) as is specified on Schedule 2 of all the issued and outstanding shares of all classes of the Capital Stock of each such Foreign Subsidiary owned by such Pledgor.

4.3.2          All the shares of the Pledged Stock pledged by such Pledgor hereunder have been duly and validly issued and are fully paid and nonassessable (or the equivalent, if any, under applicable foreign law).

4.3.3          Such Pledgor is the record and beneficial owner of, and has good title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and Liens arising by operation of law or permitted by the Indenture (including, without limitation, Permitted Liens).

4.3.4          Except with respect to security interests in Pledged Securities (if any) constituting Specified Assets, upon the delivery to the Collateral Agent, the Applicable Collateral Agent or the Secured Party Representative acting as agent for the Collateral Agent for purposes of perfection, as applicable, in accordance with the Intercreditor Agreements, of the certificates evidencing the Pledged Securities held by such Pledgor together with executed undated stock powers or other instruments of transfer, the security interest created in such Pledged Securities constituting certificated securities by this Agreement, assuming the continuing possession of such Pledged Securities by the Collateral Agent, the Applicable Collateral Agent or the Secured Party Representative so acting as agent, in accordance with the Intercreditor Agreements, will constitute a valid, perfected first priority (subject, in terms of priority only, to the priority of the Liens of the ABL Collateral Agent, the Term Collateral Agent, or any Additional Agent) security interest in such Pledged Securities to the extent provided in and governed by the Code, enforceable in accordance with its terms against all creditors of such Pledgor and any Persons purporting to purchase such Pledged Securities from such Pledgor, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

4.3.5          Except with respect to security interests in Pledged Securities (if any) constituting Specified Assets, upon the obtaining and maintenance of “control” (as described in the Code) by the Collateral Agent, the Applicable Collateral Agent or the Secured Party Representative, acting as agent for the Collateral Agent for purposes of perfection, as applicable, in accordance with the Intercreditor Agreements (or their respective agents appointed for purposes of perfection), of all Pledged Securities that constitute uncertificated securities, the security interest created by this Agreement in such Pledged Securities that constitute uncertificated securities, will constitute a valid, perfected first priority (subject, in terms of priority only, to the priority of the Liens of the ABL Collateral Agent, the Term Collateral Agent, or any Additional Agent) security interest in such Pledged Securities constituting uncertificated securities, enforceable in accordance with its terms against all creditors of such Pledgor and any persons purporting to purchase such Pledged Securities from such Pledgor, to the extent provided in and governed by the Code, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

SECTION 5          COVENANTS

5.1          Covenants of Each Grantor.  Each Grantor covenants and agrees with the Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the earlier to occur of (i) the date upon which the Obligations in respect of the Notes (other than contingent indemnification obligations for which no claim has been made) shall have been paid in full in cash, (ii) as to any Grantor, the date upon which all the Capital Stock of such Grantor shall have been sold or otherwise disposed of (to a Person other than the Issuer or a Restricted Subsidiary) in accordance with the terms of the Indenture, or (iii) as to any Grantor, the designation of such Grantor as an Unrestricted Subsidiary:

5.1.1          Delivery of Instruments and Chattel Paper.  If any amount payable under or in connection with any of such Grantor’s Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Grantor shall (except as provided in the following sentence) be entitled to retain possession of all Collateral of such Grantor evidenced by any Instrument or Chattel Paper, and shall hold all such Collateral in trust for the Collateral Agent, for the benefit of the Secured Parties.  In the event that an Event of Default shall have occurred and be continuing, upon the request of the Collateral Agent, the Term Collateral Agent, the ABL Collateral Agent, any Additional Agent, the Applicable Collateral Agent or the Secured Party Representative, as applicable, in accordance with the Intercreditor Agreements, such Instrument or Chattel Paper shall be promptly delivered to the Collateral Agent, the Term Collateral Agent, the ABL Collateral Agent, any Additional Agent, the Applicable Collateral Agent or the Secured Party Representative, as applicable, in accordance with the Intercreditor Agreements, duly indorsed in a manner satisfactory to the Collateral Agent, the Term Collateral Agent, the ABL Collateral Agent, any Additional Agent, the Applicable Collateral Agent or the Secured Party Representative, as applicable, in accordance with the Intercreditor Agreements, to be held as Collateral pursuant to this Agreement.  Such Grantor shall not permit any other Person to possess any such Collateral at any time other than in connection with any sale or other disposition of such Collateral in a transaction permitted by the Indenture.

5.1.2          Maintenance of Insurance.  Such Grantor will use commercially reasonable efforts to maintain with insurance companies insurance on, or self insure, all property material to the business of the Issuer and its Subsidiaries, taken as a whole, in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are consistent with the past practices of the Issuer and its Subsidiaries or otherwise as are usually insured against in the same general area by companies engaged in the same or a similar business; furnish to the Collateral Agent, upon written request of the Term Collateral Agent, the ABL Collateral Agent, any Additional Agent, the Applicable Collateral Agent or the Secured Party Representative, information in reasonable detail as to the insurance carried.

5.1.3          Payment of Obligations.  Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all material taxes, assessments and governmental charges or levies imposed upon such Grantor’s Collateral or in respect of income or profits therefrom, as well as all material claims of any kind (including, without limitation, material claims for labor, materials and supplies) against or with respect to such Grantor’s Collateral, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and except to the extent that failure to do so, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

5.1.4          Maintenance of Perfected Security Interest; Further Documentation.

(a)          Such Grantor shall maintain the security interest created by this Agreement in such Grantor’s Collateral as a security interest having at least the perfection and priority described in subsection 4.2.2 hereof and shall defend such security interest against the claims and demands of all Persons whomsoever.

(b)          Such Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing such Grantor’s Collateral and such other reports in connection with such Grantor’s Collateral as the Collateral Agent may reasonably request in writing, all in reasonable detail.

(c)          At the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver such further instruments and documents and take such further actions as necessary or as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted by such Grantor, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any United States jurisdiction with respect to the security interests created hereby.

5.1.5          Changes in Name, Jurisdiction of Organization, etc.  Such Grantor will not, except upon not less than 30 days’ prior written notice to the Collateral Agent, change its name or jurisdiction of organization (whether by merger of otherwise); provided that such Grantor shall cause to be filed (and deliver evidence thereof to the Collateral Agent) all additional financing statements and other documents necessary or reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests as and to the extent provided for herein.

5.1.6          Notices.  Such Grantor will advise the Collateral Agent promptly, in reasonable detail, of:

(a)          any Lien (other than security interests created hereby or Liens permitted under the Indenture, including Permitted Liens) on any of such Grantor’s Collateral which would materially adversely affect the ability of the Collateral Agent to exercise any of its remedies hereunder; and

(b)          the occurrence of any other event which would reasonably be expected to have a material adverse effect on the security interests created hereby.

5.1.7          Pledged Stock.  In the case of each Grantor that is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Stock issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in subsection 5.3.1 with respect to the Pledged Stock issued by it and (iii) the terms of subsections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to subsection 6.3(c) or 6.7 with respect to the Pledged Stock issued by it.

5.1.8          Maintenance of Records.  Such Grantor will keep and maintain at its own cost and expense reasonably satisfactory and complete records of its Collateral, including, without limitation, a record of all payments received and all credits granted with respect to such Collateral, and shall mark such records to evidence this Agreement and the Liens and the security interests created hereby.

5.1.9          Acquisition of Intellectual Property.  Within 90 days after the end of each calendar year, such Grantor will notify the Collateral Agent of any acquisition by such Grantor of (i) any registration of any material United States Copyright, Patent or Trademark or (ii) any exclusive rights under a material United States Copyright License, Patent License or Trademark License constituting Collateral, and shall take such actions as necessary or as may be reasonably requested by the Collateral Agent (but only to the extent such actions are within such Grantor’s control) to perfect the security interest granted to the Collateral Agent and the other Secured Parties therein, to the extent provided herein in respect of any United States Copyright, Patent or Trademark constituting Collateral on the date hereof, by (x) the execution and delivery of an amendment or supplement to this Agreement (or amendments to any such agreement previously executed or delivered by such Grantor) and/or (y) the making of appropriate filings (I) of financing statements under the Uniform Commercial Code of any applicable jurisdiction and/or (II) in the United States Patent and Trademark Office, or with respect to Copyrights and Copyright Licenses, another applicable United States office and such Grantor shall promptly deliver evidence of such filings to the Collateral Agent.

5.1.10          Protection of Trade Secrets.  Such Grantor shall take all steps which it deems commercially reasonable to preserve and protect the secrecy of all material Trade Secrets of such Grantor.

5.2          Covenants of Each Pledgor.  Each Pledgor covenants and agrees with the Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the earlier to occur of (i) the Obligations in respect of the Notes (other than contingent indemnification obligations for which no claim has been made) shall have been paid in full in cash, (ii) as to any Pledgor, all the Capital Stock of such Pledgor shall have been sold or otherwise disposed of (to a Person other than the Issuer or a Restricted Subsidiary) in accordance with the terms of the Indenture, or (iii) the designation of such Pledgor as an Unrestricted Subsidiary:

5.2.1          Additional Shares.  If such Pledgor shall, as a result of its ownership of its Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any stock certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), stock option or similar rights in respect of the Capital Stock of any Pledged Stock Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Pledgor shall accept the same as the agent of the Collateral Agent and the other Secured Parties, hold the same in trust for the Collateral Agent and the other Secured Parties and deliver the same forthwith to the Collateral Agent (who will hold the same on behalf of the Secured Parties), the Term Collateral Agent, the  ABL Collateral Agent, any Additional Agent, the Applicable Collateral Agent or the Secured

Party Representative, as applicable, in accordance with the Intercreditor Agreements, in the exact form received, duly indorsed by such Pledgor to the Collateral Agent, the Term Collateral Agent, the ABL Collateral Agent, any Additional Agent, the Applicable Collateral Agent or the Secured Party Representative, as applicable, in accordance with the Intercreditor Agreements, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor, to be held by the Collateral Agent, the Term Collateral Agent, the ABL Collateral Agent, any Additional Agent, the Applicable Collateral Agent or the Secured Party Representative, as applicable, in accordance with the Intercreditor Agreements, subject to the terms hereof, as additional collateral security for the Obligations (subject to subsection 3.3 of this Agreement and provided that in no event shall there be pledged, nor shall any Pledgor be required to pledge, more than 65% of any series of the outstanding Capital Stock of any Foreign Subsidiary pursuant to this Agreement).  Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of any Pledged Stock Issuer (except any liquidation or dissolution of any Subsidiary of the Issuer in accordance with the Indenture) shall be paid over to the Collateral Agent, the Term Collateral Agent, the ABL Collateral Agent, any Additional Agent, the Applicable Collateral Agent or the Secured Party Representative, as applicable, in accordance with the Intercreditor Agreements, to be held by the Collateral Agent, the Term Collateral Agent, the ABL Collateral Agent, any Additional Agent, the Applicable Collateral Agent or the Secured Party Representative, as applicable, in accordance with the Intercreditor Agreements, subject to the terms hereof as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of any Pledged Stock Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent, the Term Collateral Agent, the ABL Collateral Agent, any Additional Agent, the Applicable Collateral Agent or the Secured Party Representative, as applicable, in accordance with the Intercreditor Agreements, to be held by the Collateral Agent, the Term Collateral Agent, the ABL Collateral Agent, any Additional Agent, the Applicable Collateral Agent or the Secured Party Representative, as applicable, in accordance with the Intercreditor Agreements, subject to the terms hereof as additional collateral security for the Obligations, in each case except as otherwise provided by the Intercreditor Agreements.  If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by such Pledgor, such Pledgor shall, until such money or property is paid or delivered to the Collateral Agent, the Term Collateral Agent, the ABL Collateral Agent or any Additional Agent, as applicable, in accordance with the Intercreditor Agreements, hold such money or property in trust for the Secured Parties, segregated from other funds of such Pledgor, as additional collateral security for the Obligations.

5.2.2          Maintenance of Pledged Stock.  Without the prior written consent of the Collateral Agent, such Pledgor will not (except as permitted by the Indenture) (i) vote to enable, or take any other action to permit, any Pledged Stock Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into, or granting the right to purchase or exchange for, any stock or other equity securities of any nature of any Pledged Stock Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof, (iii) create, incur or permit to exist any Lien or option in favor of, or any material adverse claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or Liens arising by operation of law, or (iv) enter into any agreement or undertaking restricting the right or ability of such Pledgor or the Collateral Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.

5.2.3          Pledged Notes.  Such Pledgor shall, on the date of this Agreement (or on such later date upon which it becomes a party hereto pursuant to subsection 9.15), deliver to the Collateral Agent, the Term Collateral Agent, the ABL Collateral Agent, any Additional Agent, the Applicable Collateral Agent or the Secured Party Representative, as applicable, in accordance with the Intercreditor Agreements, all Pledged Notes then held by such Pledgor (excluding any Pledged Note the principal amount of which does not exceed $3,000,000), endorsed in blank or, at the request of the Collateral Agent, the Term Collateral Agent, the ABL Collateral Agent, any Additional Agent, the Applicable Collateral Agent or the Secured Party Representative, as applicable, in accordance with the Intercreditor Agreements, endorsed to the Collateral Agent, the Term Collateral Agent, the ABL Collateral Agent, any Additional Agent, the Applicable Collateral Agent or the Secured Party Representative, as applicable, in accordance with the Intercreditor Agreements.  Furthermore, within ten Business Days after any Pledgor obtains a Pledged Note with a principal amount in excess of $3,000,000, such Pledgor shall cause such Pledged Note to be delivered to the Collateral Agent, the Term Collateral Agent, the ABL Collateral Agent, any Additional Agent, the Applicable Collateral Agent or the Secured Party Representative, as applicable, in accordance with the Intercreditor Agreements, endorsed in blank or, at the request of the Collateral Agent, the Term Collateral Agent, the ABL Collateral Agent, any Additional Agent, the Applicable Collateral Agent or the Secured Party Representative, as applicable, in accordance with the Intercreditor Agreements, endorsed to the Collateral Agent, the Term Collateral Agent, the ABL Collateral Agent, any Additional Agent, the Applicable Collateral Agent or the Secured Party Representative, as applicable, in accordance with the Intercreditor Agreements.

5.2.4          Maintenance of Security Interest.  Such Pledgor shall maintain the security interest created by this Agreement in such Pledgor’s Pledged Collateral as a security interest having at least the perfection and priority described in subsection 4.3.4 or 4.3.5 of this Agreement, as applicable, and shall defend such security interest against the claims and demands of all Persons whomsoever.  At any time and from time to time, upon the written request of the Collateral Agent and at the sole expense of such Pledgor, such Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted by such Pledgor. Notwithstanding anything to the contrary, no Grantor shall be required under the Note Documents to cause any notations to be made on the certificates of title of any Vehicle.

SECTION 6          REMEDIAL PROVISIONS

6.1          Certain Matters Relating to Accounts.

(a)          At any time and from time to time after the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right to make test verifications of the Accounts Receivable constituting Collateral in any reasonable manner and through any reasonable medium that it reasonably considers advisable, and the relevant Grantor shall furnish all such assistance and information as the Collateral Agent may reasonably require in connection with such test verifications.  At any time and from time to time after the occurrence and during the continuance of an Event of Default, upon the Collateral Agent’s reasonable request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others reasonably satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts Receivable constituting Collateral.

(b)          The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Accounts Receivable constituting Collateral and the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default specified in subsections (i) or (ii) of Section 601 of the Indenture.  If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default specified in subsections (i) or (ii) of Section 601 of the Indenture, any Proceeds constituting payments or other cash proceeds of Accounts Receivables constituting Collateral, when collected by such Grantor, (i) shall be forthwith (and, in any event, within two Business Days of receipt by such Grantor) deposited in, or otherwise transferred by such Grantor to, the Collateral Proceeds Account, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in subsection 6.5 hereof, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor.  All Proceeds constituting collections or other cash proceeds of Accounts Receivable constituting Collateral while held by the Collateral Account Bank (or by any Grantor in trust for the benefit of the Collateral Agent and the other Secured Parties) shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied as hereinafter provided.  At any time when an Event of Default specified in subsections (i) or (ii) of Section 601 of the Indenture has occurred and is continuing, at the Collateral Agent’s election, the Collateral Agent may apply all or any part of the funds on deposit in the Collateral Proceeds Account established by the relevant Grantor to the payment of the Obligations of such Grantor then due and owing, such application to be made as set forth in subsection 6.5 hereof.  So long as no Event of Default has occurred and is continuing, the funds on deposit in the Collateral Proceeds Account shall be remitted as provided in subsection 6.1(d) hereof.

(c)          At any time and from time to time after the occurrence and during the continuance of an Event of Default specified in subsections (i) or (ii) of Section 601 of the Indenture, at the Collateral Agent’s request, each Grantor shall deliver to the Collateral Agent copies or, if required by the Collateral Agent for the enforcement thereof or foreclosure thereon, originals of all documents held by such Grantor evidencing, and relating to, the agreements and transactions which gave rise to such Grantor’s Accounts Receivable constituting Collateral, including, without limitation, all statements relating to such Grantor’s Accounts Receivable constituting Collateral and all orders, invoices and shipping receipts.

(d)          So long as no Event of Default has occurred and is continuing, the Collateral Account Bank shall promptly remit any funds on deposit in each Grantor’s Collateral Proceeds Account to such Grantor’s General Fund Account or any other account designated by such Grantor.  In the event that an Event of Default has occurred and is continuing, the Collateral Agent and the Grantors agree that the Collateral Agent, at its option, may require that each Collateral Proceeds Account and the General Fund Account of each Grantor be established at the Collateral Agent.  Each Grantor shall have the right, at any time and from time to time, to withdraw such of its own funds from its own General Fund Account, and to maintain such balances in its General Fund Account, as it shall deem to be necessary or desirable.

6.2          Communications with Obligors; Grantors Remain Liable.

(a)          The Collateral Agent in its own name or in the name of others, may at any time and from time to time after the occurrence and during the continuance of an Event of Default specified in subsections (i) or (ii) of Section 601 of the Indenture, communicate with obligors under the Accounts Receivable constituting Collateral and parties to the Contracts (in each case, to the extent constituting Collateral) to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Accounts Receivable or Contracts.

(b)          Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default specified in subsections (i) or (ii) of Section 601 of the Indenture, each Grantor shall notify obligors on such Grantor’s Accounts Receivable and parties to such Grantor’s Contracts (in each case, to the extent constituting Collateral) that such Accounts Receivable and Contracts have been assigned to the Collateral Agent, for the benefit of the Secured Parties, and that payments in respect thereof shall be made directly to the Collateral Agent.

(c)          Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of such Grantor’s Accounts Receivable to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  None of the Collateral Agent, the Trustee or any other Secured Party shall have any obligation or liability under any Account Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Party of any payment relating thereto, nor shall the Collateral Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account Receivable (or any agreement giving rise thereto) to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

6.3          Pledged Stock.

(a)          Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Pledgor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to subsection 6.3(b) of this Agreement, each Pledgor shall be permitted to receive all cash dividends and distributions paid in respect of the Pledged Stock (subject to the last two sentences of subsection 5.3.1 of this Agreement) and all payments made in respect of the Pledged Notes, to the extent permitted by the Indenture, and to exercise all voting and corporate rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate right exercised or such other action taken (other than in connection with a transaction expressly permitted by the Indenture) which, in the Collateral Agent’s reasonable judgment, would materially impair the Pledged Stock or the related rights or remedies of the Secured Parties or which would be inconsistent with or result in any violation of any provision of the Indenture, this Agreement or any other Note Document.

(b)          If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the relevant Pledgor or Pledgors, (i) the Collateral Agent, the Term Collateral Agent, the ABL Collateral Agent, any Additional Agent, the Applicable Collateral Agent or the Secured Party Representative, as applicable, in accordance with the Intercreditor Agreements, shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Stock and make application thereof to the Obligations of the relevant Pledgor in such order as is provided in subsection 6.5 of this Agreement, and (ii) any or all of the Pledged Stock shall be registered in the name of the Collateral Agent, the Term Collateral Agent, the ABL Collateral Agent, any Additional Agent, the Applicable Collateral Agent or the Secured Party Representative, or the respective nominee of any thereof, as applicable, in accordance with the Intercreditor Agreements, and the Collateral Agent, the Term Collateral Agent, the ABL Collateral Agent, any Additional Agent, the Applicable Collateral Agent or the Secured Party Representative, or the respective nominee of any thereof, as applicable, in accordance with the Intercreditor Agreements, may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Stock at any meeting of shareholders of the relevant Pledged Stock Issuer or Pledged Stock Issuers or otherwise and (y) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Pledged Stock Issuer, or upon the exercise by the relevant Pledgor or the Collateral Agent, the Term Collateral Agent, the ABL Collateral Agent, any Additional Agent, the Applicable

Collateral Agent or the Secured Party Representative, as applicable, in accordance with the Intercreditor Agreements, of any right, privilege or option pertaining to such Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent, the Term Collateral Agent, the ABL Collateral Agent, any Additional Agent, the Applicable Collateral Agent or the Secured Party Representative, as applicable, in accordance with the Intercreditor Agreements, may reasonably determine), all without liability (other than for its gross negligence or willful misconduct) except to account for property actually received by it, but the Collateral Agent, the Term Collateral Agent, the ABL Collateral Agent, any Additional Agent, the Applicable Collateral Agent or the Secured Party Representative, as applicable, in accordance with the Intercreditor Agreements, shall have no duty, to any Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing, provided that the Collateral Agent, the Term Collateral Agent, the ABL Collateral Agent, any Additional Agent, the Applicable Collateral Agent or the Secured Party Representative, as applicable, in accordance with the Intercreditor Agreements, shall not exercise any voting or other consensual rights pertaining to the Pledged Stock in any way that would constitute an exercise of the remedies described in subsection 6.6 hereof other than in accordance with subsection 6.6 hereof.

(c)          Each Pledgor hereby authorizes and instructs each Issuer or maker of any Pledged Securities pledged by such Pledgor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Pledgor, and each Pledgor agrees that each Issuer or maker shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Collateral Agent.

6.4          Proceeds to be Turned Over to the Collateral Agent.  In addition to the rights of the Collateral Agent and the other Secured Parties specified in subsection 6.1 of this Agreement with respect to payments of Accounts Receivable constituting Collateral, if an Event of Default shall occur and be continuing, and the Collateral Agent shall have instructed any Grantor to do so, all Proceeds of Collateral received by such Grantor consisting of cash, checks and other Cash Equivalent items shall be held by such Grantor in trust for the Collateral Agent and the other Secured Parties hereto, the Term Collateral Agent and the Term Loan Secured Parties, the ABL Collateral Agent and the other Secured Parties (as defined in the ABL Guarantee and Collateral Agreement), any Additional Agent and the other applicable Additional Secured Parties (as defined in the ABL Intercreditor Agreement and the Pari Passu Intercreditor Agreement), the Applicable Collateral Agent or the Secured Party Representative, as applicable, in accordance with the applicable Intercreditor Agreement, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent, the Term Collateral Agent, the ABL Collateral Agent, any Additional Agent, the Applicable Collateral Agent or the Secured Party Representative, as applicable, in accordance with the Intercreditor Agreements (or their respective agents appointed for purposes of perfection), in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, the Term Collateral Agent, the ABL Collateral Agent, any Additional Agent, the Applicable Collateral Agent or the Secured Party Representative, as applicable, in accordance with the Intercreditor Agreements, if required).  All Proceeds of Collateral received by the Collateral Agent hereunder shall be held by the Collateral Agent in the relevant Collateral Proceeds Account maintained under its sole dominion and control.  All Proceeds of Collateral while held by the Collateral Agent in such Collateral Proceeds Account (or by the relevant Grantor in trust for the Collateral Agent and the other Secured Parties) shall continue to be held as collateral security for all the Obligations of such Grantor and shall not constitute payment thereof until applied as provided in subsection 6.5 of this Agreement.

6.5          Application of Proceeds.  It is agreed that if an Event of Default shall occur and be continuing, any and all Proceeds of the relevant Grantor’s Collateral (as defined in the Indenture) received by the Collateral Agent (whether from the relevant Grantor or otherwise) shall be held by the Collateral Agent for the benefit of the Secured Parties as collateral security for the Obligations of the relevant Grantor (whether matured or unmatured), and/or then or at any time thereafter may, in the sole discretion of the Collateral Agent, be applied by the Collateral Agent against the Obligations of the relevant Grantor then due and owing in the order of priority set forth in the Indenture subject to the terms of the Intercreditor Agreements.

6.6          Code and Other Remedies.  If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations to the extent permitted by applicable law, all rights and remedies of a secured party under the Code or any other applicable law.  Without limiting the generality of the foregoing, to the extent permitted by applicable law, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances, forthwith (subject to the terms of any documentation governing any Special Purpose Financing) collect, receive, appropriate and realize upon the Security Collateral, or any part thereof, and/or may forthwith, subject to any existing reserved rights or licenses, sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Security Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Collateral Agent or any other Secured Party shall have the right, to the extent permitted by law, upon any such sale or sales, to purchase the whole or any part of the Security Collateral so sold, free of any right or equity of redemption in such Grantor, which right or equity is hereby waived and released.  Each Grantor further agrees, at the Collateral Agent’s request (subject to the terms of any documentation governing any Special Purpose Financing), to assemble the Security Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere.  The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this subsection 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Security Collateral or in any way relating to the Security Collateral or the rights of the Collateral Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations of the relevant Grantor then due and owing, in the order of priority specified in subsection 6.5 above, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the Code, need the Collateral Agent account for the surplus, if any, to such Grantor.  To the extent permitted by applicable law, (i) such Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any other Secured Party arising out of the repossession, retention or sale of the Security Collateral, other than any such claims, damages and demands that may arise from the gross negligence or willful misconduct of any of the Collateral Agent or such other Secured Party, and (ii) if any notice of a proposed sale or other disposition of Security Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.7          Registration Rights.

(a)          If the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to subsection 6.6 hereof, and if in the reasonable opinion of the Collateral Agent it is necessary or reasonably advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Pledgor will use its reasonable best efforts to cause the Issuer thereof to (i) execute and deliver, and use its best efforts to cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the reasonable opinion of the Collateral Agent, necessary or advisable to register such Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its reasonable best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of not more than one year from the date of the first public offering of such Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the reasonable opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto.  Such Pledgor agrees to use its reasonable best efforts to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all states and the District of Columbia that the Collateral Agent shall reasonably designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) that will satisfy the provisions of Section 11(a) of the Securities Act.

(b)          Such Pledgor recognizes that the Collateral Agent may be unable to effect a public sale of any or all such Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Such Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, to the extent permitted by applicable law, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c)          Such Pledgor agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of such Pledged Stock pursuant to this subsection 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law.  Such Pledgor further agrees that a breach of any of the covenants contained in this subsection 6.7 will cause irreparable injury to the Collateral Agent and the Holders, that the Collateral Agent and the Holders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this subsection 6.7 shall be specifically enforceable against such Pledgor, and to the extent permitted by applicable law, such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred or is continuing under the Indenture.

6.8          Waiver; Deficiency.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Security Collateral are insufficient to pay in full, the Notes and, to the extent then due and owing, all other Obligations of such Grantor and the reasonable fees and disbursements of any attorneys employed by the Collateral Agent or any other Secured Party to collect such deficiency.

SECTION 7          THE COLLATERAL AGENT

7.1          Collateral Agent’s Appointment as Attorney-in-Fact, etc.

(a)          Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any authorized officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be reasonably necessary or desirable to accomplish the purposes of this Agreement to the extent permitted by applicable law, provided that the Collateral Agent agrees not to exercise such power except upon the occurrence and during the continuance of any Event of Default.  Without limiting the generality of the foregoing, at any time when an Event of Default has occurred and is continuing (in each case to the extent permitted by applicable law), (x) each Pledgor hereby gives the Collateral Agent the power and right, on behalf of such Pledgor, without notice or assent by such Pledgor, to execute, in connection with any sale provided for in subsection 6.6 or 6.7, any endorsements, assessments or other instruments of conveyance or transfer with respect to such Pledgor’s Pledged Collateral, and (y) each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i)          subject to the terms of any documentation governing any Special Purpose Financing in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account Receivable of such Grantor that constitutes Collateral or with respect to any other Collateral of such Grantor and file any claim or take any other action or institute any proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Account Receivable of such Grantor that constitutes Collateral or with respect to any other Collateral of such Grantor whenever payable;

(ii)          in the case of any Copyright, Patent, or Trademark constituting Collateral of such Grantor, execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to such Grantor to evidence the Collateral Agent’s and the Holders’ security interest in such Copyright, Patent, or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)          pay or discharge taxes and Liens, other than Liens permitted under this Agreement or the other Note Documents, levied or placed on the Collateral of such Grantor, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof; and

(iv)          subject to the terms of any documentation governing any Special Purpose Financing, (A) direct any party liable for any payment under any of the Collateral of such Grantor to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (B) ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral of such Grantor; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral of such Grantor; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral of such Grantor or any portion thereof and to enforce any other right in respect of any Collateral of such Grantor; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral of such Grantor; (F) settle, compromise or adjust any such suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Collateral Agent may deem appropriate; (G) subject to any existing reserved rights or licenses, assign any Copyright, Patent or Trademark constituting Collateral of such Grantor (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral of such Grantor as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral of such Grantor and the Collateral Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

(b)          Each Grantor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable as to the relevant Grantor until this Agreement is terminated as to such Grantor, and the security interests in the Security Collateral of such Grantor created hereby are released.

7.2          Duty of Collateral Agent.  The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Security Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account, and no implied covenants or obligations shall be read into this Agreement against the Collateral Agent.  Neither the Collateral Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Security Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Security Collateral upon the request of any Grantor or any other Person or, except as otherwise provided herein, to take any other action whatsoever with regard to the Security Collateral or any part thereof.  The powers conferred on the Collateral Agent and the other Secured Parties hereunder are solely to protect the Collateral Agent’s and the other Secured Parties’ interests in the Security Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers.  The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except as otherwise provided herein or for their own gross negligence or willful misconduct.

7.3          Execution of Financing Statements.  Pursuant to any applicable law, each Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to such Grantor’s Security Collateral without the signature of such Grantor in such form and in such filing offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement.  Each Grantor authorizes the Collateral Agent to use any collateral description reasonably determined by the Collateral Agent, including without limitation the collateral description “all personal property” or “all assets” in any such financing statements. Notwithstanding the foregoing authorizations, each Grantor agrees to prepare, record and file, at its own expense, financing statements (and amendments or continuation statements when applicable) with respect to the Security Collateral now existing or hereafter created in such manner and in such jurisdictions as are necessary to perfect and maintain perfected the security interest  of the Collateral Agent

(for the benefit of the Secured Parties) in the Security Collateral insofar as such perfection can be obtained or maintained by filing or amending a financing statement under the UCC describing the collateral as “all assets”, and to promptly deliver a file stamped copy of each such financing statement or other evidence of filing to the Collateral Agent. For the avoidance of doubt, Collateral Agent shall not be responsible for giving, executing, delivering, filing, recording, authorizing, or maintaining any financing statements, notices, instruments, documents, agreements, consents or other papers as shall be necessary to grant, preserve, protect and perfect the validity and intended priority of the security interests created or intended to be created.

7.4          Authority of Collateral Agent.  Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement or any amendment, supplement or other modification of this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

7.5          Right of Inspection.  At any time and from time to time after the occurrence and during the continuation of an Event of Default, (i) the Collateral Agent shall have reasonable access during normal business hours to all the books, correspondence and records of such Grantor, and the Collateral Agent and its representatives may examine the same, and to the extent reasonable take extracts therefrom and make photocopies thereof, and such Grantor agrees to render to the Collateral Agent, at such Grantor’s reasonable cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto and (ii) the Collateral Agent and its representatives shall also have the right, upon reasonable advance written notice to such Grantor subject to any lease restrictions, to enter during normal business hours into and upon any premises owned, leased or operated by such Grantor where any of such Grantor’s Inventory or Equipment is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

SECTION 8          [RESERVED]

SECTION 9          MISCELLANEOUS

9.1          Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Grantor and the Collateral Agent, subject to any additional consents as may be required in accordance with Article IX of the Indenture, if any.  For the avoidance of doubt, it is understood and agreed that any amendment, amendment and restatement, waiver, supplement or other modification of or to the Intercreditor Agreements that would have the effect, directly or indirectly, through any reference herein to the Intercreditor Agreements or otherwise, of waiving, amending, supplementing or otherwise modifying this Agreement, or any term or provision hereof, or any right or obligation of any Grantor hereunder or in respect hereof, shall not be given such effect except pursuant to a written instrument executed by each affected Grantor and the Collateral Agent in accordance with this subsection 9.1.

9.2          Notices.  All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 109 of the Indenture; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1, unless and until such Guarantor shall change such address by notice to the Collateral Agent given in accordance with Section 109 of the Indenture.

9.3          No Waiver by Course of Conduct; Cumulative Remedies.  Neither of the Collateral Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to subsection 9.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such other Secured Party would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

9.4          Enforcement Expenses; Indemnification.

(a)          Each Grantor jointly and severally agrees to pay or reimburse the Trustee and the Collateral Agent for all their respective reasonable costs and expenses incurred in collecting against any Guarantor under the guarantee contained in Article XIII of the Indenture or otherwise enforcing or preserving any rights under this Agreement against such Grantor and the other Note Documents to which such Grantor is a party, including, without limitation, the reasonable fees and disbursements of counsel to the Collateral Agent and the Trustee.

(b)          Each Grantor jointly and severally agrees to pay, and to save the Collateral Agent and the Trustee harmless from, (x) any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Security Collateral or in connection with any of the transactions contemplated by this Agreement and (y) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement (collectively, the “indemnified liabilities”), in each case to the extent the Issuer would be required to do so pursuant to Section 707 of the Indenture, and in any event excluding any taxes or other indemnified liabilities arising from gross negligence or willful misconduct of the Collateral Agent or the Trustee.

(c)          The agreements in this subsection 9.4 shall survive repayment of the Obligations and all other amounts payable under the Indenture and the other Note Documents.

9.5          Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the Grantors, the Collateral Agent and the Secured Parties and their respective successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

9.6          [Reserved].

9.7          Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of such counterparts taken together shall be deemed to constitute one and the same instrument. All signatures of the parties to this Agreement may be transmitted by facsimile, as a Portable Document Format file attached to an email (including any electronic signature complying with the New York Electronic Signatures and Records Act

(N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and such facsimile or Portable Document Format file will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces and will be binding upon such party.

9.8          Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction; provided that, with respect to any Pledged Stock issued by a Foreign Subsidiary, all rights, powers and remedies provided in this Agreement may be exercised only to the extent that they do not violate any provision of any law, rule or regulation of any Governmental Authority applicable to any such Pledged Stock or affecting the legality, validity or enforceability of any of the provisions of this Agreement against the Pledgor (such laws, rules or regulations, “Applicable Law”) and are intended to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any Applicable Law.

9.9          Section Headings.  The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

9.10          Integration.  This Agreement and the other Note Documents represent the entire agreement of the Grantors, the Collateral Agent and the other Secured Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Grantors, the Collateral Agent or any other Secured Party relative to subject matter hereof not expressly set forth or referred to herein or in the other Note Documents.

9.11          GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

9.12          Submission to Jurisdiction; Waivers.  Each party hereto hereby irrevocably and unconditionally:

(a)          submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Note Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)          consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)          agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address referred to in subsection 9.2 or at such other address of which the Collateral Agent (in the case of any other party hereto) or the Issuer (in the case of the Collateral Agent) shall have been notified pursuant thereto;

(d)          agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)          waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection 9.12 any punitive damages.

9.13          Acknowledgments.  Each Grantor hereby acknowledges that:

(a)          it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Note Documents to which it is a party;

(b)          neither of the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Agreement or any of the other Note Documents, and the relationship between the Guarantors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)          no joint venture is created hereby or by the other Note Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Guarantors and the Secured Parties.

9.14          WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

9.15          Additional Grantors.  Each new Subsidiary of the Issuer that is required to become a party to this Agreement pursuant to the Indenture shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in substantially the form of Annex 1 hereto.

9.16          Releases.

(a)          At such time as the Obligations in respect of the Notes and the Subsidiary Guarantees (other than contingent indemnification obligations for which no claim has been made) due and owing shall have been paid in full, all Security Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Security Collateral shall revert to the Grantors.  At the request and sole expense of any Grantor following any such termination, the Collateral Agent (if held by the Collateral Agent) shall deliver to such Grantor any Security Collateral held by the Collateral Agent hereunder, and the Collateral Agent and the Trustee shall execute and deliver to such Grantor such documents (including without limitation UCC termination statements) as such Grantor shall reasonably request to evidence such termination.

(b)          The Liens securing any Obligations in respect of the Notes and the Subsidiary Guarantees will be released, in whole or in part, as provided in Section 1403 of the Indenture.

(c)          A Grantor (other than the Issuer) will be released from its Obligations hereunder as provided in Section 1303 of the Indenture.

 [Remainder of page left blank intentionally; Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

US FOODS, INC.

By:	/s/ Dirk J. Locascio
	Name:	Dirk J. Locascio
	Title:	Chief Financial Officer

BAY-N-GULF, INC.

By:	/s/ Dirk J. Locascio
	Name:	Dirk J. Locascio
	Title:	Chief Financial Officer

E & H DISTRIBUTING, LLC

By:	/s/ Dirk J. Locascio
	Name:	Dirk J. Locascio
	Title:	Chief Financial Officer

FRESH UNLIMITED, INC.

By:	/s/ Dirk J. Locascio
	Name:	Dirk J. Locascio
	Title:	Chief Financial Officer

GREAT NORTH IMPORTS, LLC

By:	/s/ Dirk J. Locascio
	Name:	Dirk J. Locascio
	Title:	Chief Financial Officer

[Signature Page – Notes Collateral Agreement]

TRANS-PORTE, INC.

By:	/s/ Dirk J. Locascio
	Name:	Dirk J. Locascio
	Title:	Chief Financial Officer

US FOODS CULINARY EQUIPMENT & SUPPLIES, LLC

By:	/s/ Dirk J. Locascio
	Name:	Dirk J. Locascio
	Title:	Chief Financial Officer

[Signature Page – Notes Collateral Agreement]

Acknowledged and Agreed to as of
the date hereof by:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Joseph P. O’Donnell
	Name:	Joseph P. O’Donnell
	Title:	Vice President

[Signature Page – Notes Collateral Agreement]

SCHEDULES

to

NOTES COLLATERAL AGREEMENT

made by

US FOODS, INC.

and certain of its Subsidiaries,

in favor of

WILMINGTON TRUST, NATIONAL ASSOCIATION
as Administrative Agent and as Collateral Agent

Dated as of April 28, 2020

SCHEDULE 1

NOTICE ADDRESSES OF GRANTORS

Notices, requests or demands to or upon any Grantor under the Notes Collateral Agreement shall be made to such Grantor as follows:

US Foods, Inc.
9399 West Higgins Road, Suite 100
Rosemont, IL 60018
Attention:  Katie J. Holahan, Esq.
Telephone:  (847) 720-2349

Great North Imports, LLC
9399 West Higgins Road, Suite 100
Rosemont, IL 60018
Attention:  Katie J. Holahan, Esq.
Telephone:  (847) 720-2349

Trans-Porte, Inc.
9399 West Higgins Road, Suite 100
Rosemont, IL 60018
Attention:  Katie J. Holahan, Esq.
Telephone:  (847) 720-2349

US Foods Culinary Equipment & Supplies, LLC
9399 West Higgins Road, Suite 100
Rosemont, IL 60018
Attention:  Katie J. Holahan, Esq.
Telephone:  (847) 720-2349

E & H Distributing LLC
9399 West Higgins Road, Suite 100
Rosemont, IL 60018
Attention:  Katie J. Holahan, Esq.
Telephone:  (847) 720-2349

Fresh Unlimited, Inc.
9399 West Higgins Road, Suite 100
Rosemont, IL 60018
Attention:  Katie J. Holahan, Esq.
Telephone:  (847) 720-2349

Bay-N-Gulf, Inc.
9399 West Higgins Road, Suite 100
Rosemont, IL 60018
Attention:  Katie J. Holahan, Esq.
Telephone (847) 720-2349

with copies to

Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, New York 10019
Attention:  Joseph D. Zavaglia, Esq.
Facsimile:  (212) 474-3700
Telephone:  (212) 474-1724

SCHEDULE 2

PLEDGED SECURITIES

Pledged Stock:

On file with collateral agent

Pledged Notes:

On file with collateral agent

SCHEDULE 3

PERFECTION MATTERS

On file with collateral agent

SCHEDULE 4

LOCATION OF JURISDICTION OF ORGANIZATION

Legal Name		Jurisdiction of Organization
1.	US Foods, Inc.	Delaware
2.	Bay-N-Gulf, INC.	Florida
3.	E & H Distributing, LLC	Nevada
4.	Fresh Unlimited, Inc.	Ohio
5.	Great North Imports, LLC	Delaware
6.	Trans-Porte, Inc.	Delaware
7.	US Foods Culinary Equipment & Supplies, LLC	Delaware

SCHEDULE 5

INTELLECTUAL PROPERTY

On file with collateral agent

SCHEDULE 6

CONTRACTS

On file with collateral agent

ANNEX 1 TO
NOTES COLLATERAL AGREEMENT

ASSUMPTION AGREEMENT

ASSUMPTION AGREEMENT, dated as of __________, ____, made by _______________, a _______________ [corporation]1 (the “Additional Grantor”), in favor of WILMINGTON TRUST, NATIONAL ASSOCIATION, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined below).  All capitalized terms not defined herein shall have the meaning ascribed to them in such the Notes Collateral Agreement referred to below, or if not defined therein, in the Indenture.

W I T N E S S E T H :

WHEREAS, U.S. Foods, Inc., a Delaware corporation (the “Issuer”), Wilmington Trust, National Association, as trustee, and the Collateral Agent are parties to an Indenture, dated April 28, 2020 (as amended, supplemented, waived or otherwise modified from time to time, the “Indenture”);

WHEREAS, in connection with the Indenture, the Issuer and certain of its Subsidiaries are parties to the Notes Collateral Agreement, dated April 28, 2020 (as amended, supplemented, waived or otherwise modified from time to time, the “Notes Collateral Agreement”), in favor of the Collateral Agent, for the ratable benefit of the Secured Parties (as defined in the Notes Collateral Agreement);

WHEREAS, the Additional Grantor is a member of an affiliated group of companies that includes the Issuer and each other Grantor; the proceeds of the Notes under the Indenture were used in part to enable the Issuer to make valuable transfers to one or more of the other Grantors (including the Additional Grantor) in connection with the operation of their respective businesses; and the Issuer and the other Grantors (including the Additional Grantor) are engaged in related businesses, and each such Grantor (including the Additional Grantor) will derive substantial direct and indirect benefit from the issuance of the Notes under the Indenture;

WHEREAS, the Indenture requires the Additional Grantor to become a party to the Notes Collateral Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Notes Collateral Agreement.

NOW, THEREFORE, IT IS AGREED:

1.          Notes Collateral Agreement.  By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in subsection 9.15 of the Notes Collateral Agreement, hereby becomes a party to the Notes Collateral Agreement as a Grantor, Grantor and Pledgor thereunder with the same force and effect as if originally named therein as such and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor, Grantor and Pledgor thereunder.  The information set forth in Annex 1 hereto is hereby added to the information set forth in Schedules _____ to the Notes Collateral Agreement, and such Schedules are hereby amended and modified to include such information.  The Additional Grantor hereby represents and warrants that each of the representations and warranties of such Additional Grantor contained in Section 4 of the Notes Collateral Agreement is true and correct in all material respects on and as of the date hereof (after giving effect to

[1]	Revise as appropriate to reflect legal form of granting party.

this Assumption Agreement) as if made on and as of such date.  The Additional Grantor hereby grants, as and to the same extent as provided in the Notes Collateral Agreement, to the Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in the Collateral (as such term is defined in Subsection 3.1 of the Notes Collateral Agreement) of such Additional Grantor and the Pledged Collateral (as such term is defined in the Notes Collateral Agreement) of such Additional Grantor, except as provided in Subsection 3.3 of the Notes Collateral Agreement.

2.          GOVERNING LAW.  THIS ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

Acknowledged and Agreed to as of
the date hereof by:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

[Signature Page – Assumption Agreement]

ANNEX 1 TO
ASSUMPTION AGREEMENT

Supplement to
Notes Collateral Agreement
Schedule 1

Supplement to
Notes Collateral Agreement
Schedule 2

Supplement to
Notes Collateral Agreement
Schedule 3

Supplement to
Notes Collateral Agreement
Schedule 4

Supplement to
Notes Collateral Agreement
Schedule 5

Supplement to
Notes Collateral Agreement
Schedule 6

Annex 1-A-1

ANNEX 1-A TO
SUPPLEMENTAL AGREEMENT

Supplement to

Notes Collateral Agreement

Schedule 2

Pledged Stock

Pledgor	Issuer	Description of Pledged Stock

Annex 1-A-1